EXHIBIT 10.2

THIS DEBENTURE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NEITHER THIS DEBENTURE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS DEBENTURE HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS.  NEITHER THIS DEBENTURE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS DEBENTURE MAY BE SOLD OR OTHERWISE TRANSFERRED OR PLEDGED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION OR EXCLUSION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

No. 2012-__	$_____________

NightCulture, Inc.
5.0% Convertible Debenture Due 2015

Section 1.   General.

FOR VALUE RECEIVED, NightCulture, Inc., a Nevada corporation (the “Company”), hereby promises to pay to the order of _______________, or its registered assigns (the “Investor”), the principal sum of ____________________ DOLLARS AND ZERO CENTS ($__________), or such lesser amount as shall then equal the outstanding principal amount hereof, together with interest thereon at a rate equal to five percent (5%)(the “Interest Rate”) per annum, simple interest computed on the basis of the actual number of days elapsed and a year of 360 days comprised of twelve 30 day months.  Unless earlier converted in accordance with Section 6, all unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) September 12, 2015 (the “Maturity Date”); or (ii) when such amounts become due and payable as a result of, and following, an Event of Default in accordance with Section 4.  All payments required to be made hereunder, if any, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts.

This is one of a duly authorized issue of debentures (this debenture being referred to as the “Debenture” and, collectively, all similar debentures issued by the Company pursuant to the Unit Offering (as defined below) being referred to as the “Debentures”) of the Company.   An aggregate of $500,000.00 in principal amount of Debentures are being offered (the “Unit Offering”) by the Company in units (the “Units”) together with warrants (the “Warrants”), each Unit consisting of one Debenture and one Warrant.

Section 2.  Interest.

Interest shall accrue on the unpaid balance of the principal amount of this Debenture (without any compounding) from and including the date hereof to, but excluding, the date on which the principal amount of this Debenture is paid in full (or converted in accordance with Section 6 hereof) and shall be payable on the earlier of (i) the Maturity Date, or (ii) with respect to Debentures converted pursuant to Section 6, on the Conversion Date.

Section 3.  Prepayment.

Not withstanding anything herein to the contrary, without the prior written consent of the holder of this Debenture, the Company may not prepay the principal amount of this Debenture prior to the Maturity Date or an Event of Default.

Section 4.   Defaults.

The occurrence of any of the following shall constitute an “Event of Default” under this Debenture:

(a)           The Company shall fail to pay (i) when due any principal or interest payment hereof on the due date hereunder or (ii) any other payment required under the terms of this Debenture on the date due and such payment shall not have been made within five (5) business days of Company’s receipt of Investor’s written notice to Company of such failure to pay; or

(b)           The Company shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Debenture (other than those specified in Section 4(a)) and such failure shall continue for ten (10) business days after written notice thereof is delivered to the Company; or

(c)           Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Company to the Investor in writing in connection with this Debenture, or as an inducement to the Investor to purchase this Debenture, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

(d)           The Company shall (i) fail to make any payment when due under the terms of any bond, debenture, note or other evidence of indebtedness to be paid by the Company (excluding this Debenture, which default is addressed by Section 4(a) above, but including any other evidence of indebtedness of the Company to the Investor) and such failure shall continue beyond any period of grace provided with respect thereto, or (ii) default in the observance or performance of any other agreement, term or condition contained in any such bond, debenture, note or other evidence of indebtedness, and the effect of such failure or default is to cause, or permit the holder thereof to cause, indebtedness in an aggregate amount of Two Hundred Fifty Thousand Dollars ($250,000) or more to become due prior to its stated date of maturity; or

(e)           The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

(f)           Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement; or

(g)           One or more judgments for the payment of money in an amount in excess of Two Hundred Fifty Dollars ($250,000) in the aggregate, outstanding at any one time, shall be rendered against the Company and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the property of the Company and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within thirty (30) days after issue or levy.

Section 5.   Rights Of Investor Upon Default.

Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Sections 4(f) or 4(g) hereof) and at any time thereafter during the continuance of such Event of Default, the Investor may, by written notice to the Company, declare all outstanding amounts payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding.  Upon the occurrence or existence of any Event of Default described in Sections 4(f) or 4(g) hereof, immediately and without notice, all outstanding amounts payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding.  In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Investor may exercise any other right, power or remedy permitted to it by law, either by suit in equity or by action at law, or both. So long as an Event of Default occurs and is continuing, this Debenture shall bear interest at the rate equal to the lesser of (i) twelve percent (12%) per annum, and (ii) the maximum lawful non-usurious contract rate of interest allowed by applicable law, until such time as the Event of Default is cured or outstanding principal and all accrued but unpaid interest on this Debenture and any other amounts due there under are paid in full.

Section 6.   Conversion.

(a)           At any time, and from time to time, the Investor may, in the manner described in Section 6(b) and at the Investor’s sole and exclusive option, convert all, or a portion, of the principal and/or interest outstanding under this Debenture into shares of the Company’s common stock, $0.001 par value (the “Common Stock”) at the then effective Conversion Price.  The number, and nature, of shares of Common Stock into which this Debenture shall be converted shall be determined by dividing the principal amount, and interest if any, so converted by the Conversion Price in effect at the time of conversion, subject to adjustments, if any, provided for pursuant to Section 6(d).

(b)           The Investor shall exercise its right to convert this Debenture by providing written notice of conversion (a “Conversion Notice”, the date of receipt by the Company of each such Conversion Notice being referred to herein as the “Conversion Date”) accompanied by this Debenture.  The Company shall, within five (5) business days following the Conversion Date and at the Company’s expense, issue and deliver to the Investor, or to its nominee, at such Investor’s address as shown in the records of the Company, a certificate or certificates for the number of whole shares of Common Stock issuable upon such conversion in accordance with the provisions hereof (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to the Company).  No fractional shares of Common Stock shall be issued upon conversion of this Debenture and, after aggregating all fractional shares subject to conversion, any remaining fractional share to which the Investor would otherwise be entitled shall be rounded up to the nearest whole number.  As of the Conversion Date, the accrued interest so converted, first, and, then, the principal amount of this Debenture so converted shall be deemed paid in full, and all rights with respect to such accrued interest and principal amount of this Debenture so converted shall immediately cease and terminate, except only the right of the Investor to receive shares of Common Stock in exchange therefor and the payment of any accrued and unpaid and unconverted interest thereon.  On the Conversion Date, the shares of Common Stock issuable upon such conversion shall be deemed to be outstanding, and the Investor shall be entitled to exercise and enjoy all rights with respect to such shares of Common Stock.

(c)           The term “Conversion Price” shall mean, as of any time, fifty percent (50%) of the Market Price. For the purpose of this Debenture, “Market Price” shall mean for the Common Stock (or its successor security) (i) if the Common Stock is traded on a national securities exchange (an “Exchange”), the average closing sales price of the Common Stock on the Exchange on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. over the twenty (20) consecutive trading day period ending on the Conversion Date (the “Measurement Period”); (ii) if the Common Stock is not listed on an Exchange but is quoted for trading on the OTC Bulletin Board (the “OTCBB”), the average closing sale price of the Common Stock as so reported by the OTC Bulletin Board over the Measurement Period; and (iii) if the Common Stock is not then listed on an Exchange or quoted for trading on the OTCBB but are then reported in any of the OTC Markets published by OTC Markets Group Inc. (or a similar organization or agency succeeding to its functions of reporting prices)(the “OTC Market”), the average of the last accepted bid price per share of Common Stock as so reported over the Measurement Period.  If the Common Stock is listed or quoted on an Exchange and/or the OTCBB and/or the OTC Market during a portion, but not all, of the Measurement Period, the Market Price shall computed taking into account the days within the Measurement Period on which each of (i), (ii) and (iii) above, in that order of preference, applied. If the Common Stock is not listed for trading or eligible for quotation on any of the foregoing exchanges or public markets, then the Market Price of the Common Stock shall be determined in good faith by the Company’s board of directors.

(d)          If the Company shall:

(i)            make or issue a dividend or other distribution payable in securities, then and in each such event provision shall be made so that the Investor shall receive upon conversion of this Debenture, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities that they would have received had this Debenture been converted into Common Stock on the date of such event and had they thereafter during the period from the date of such event to and including the Conversion Date, retained such securities receivable by them as aforesaid during such period giving effect to all adjustments called for during such period under this paragraph with respect to the rights of the Investor; or

(ii)           reclassify its Common Stock (including any reclassification in connection with a consolidation or merger in which the Company is the surviving corporation), then and in each such event provision shall be made so that the holder of this Debenture shall receive upon conversion thereof, the amount of such reclassified Common Stock that they would have received had this Debenture been converted into Common Stock immediately prior to such reclassification and had they thereafter during the period from the date of such event to and including the Conversion Date, retained such reclassified Common Stock giving effect to all adjustments called for during such period under this paragraph with respect to the rights of the holders of this Debenture; and

(iii)          whenever adjustments are made as provided in Section 6(d)(i) or (ii), the Company shall forthwith, and not more than five business days following the events giving rise to such adjustments, provide notice of such adjustment to the holder of this Debenture, a statement, certified by the chief financial officer of the Company, showing in detail the facts requiring such adjustment.

(iv)          if a state of facts shall occur which, without being specifically controlled by the provisions of this Section 6, would not fairly protect the conversion rights of the holders of this Debenture in accordance with the essential intent and principles of such provisions, then the board of directors of the Company shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such conversion rights.

(e)           The Company shall not amend its Articles of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, issue or sale of securities or any other voluntary action for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the Investor against impairment as provided herein.

Section 7.   Defenses.

The obligations of the Company under this Debenture shall not be subject to reduction, limitation, impairment, termination, defense, set-off, counterclaim or recoupment for any reason.

Section 8.   Exchange or Replacement of Notes.

(a)           The Investor may, at its option, in person or by duly authorized attorney, surrender this Debenture for exchange, at the principal business office of the Company, and receive in exchange therefore, a new Debenture in the same principal amount as the unpaid principal amount of this Debenture and bearing interest at the same annual rate as this Debenture, each such new Debenture to be dated as of the date of this Debenture and to be in such principal amount as remains unpaid and payable to such person or persons, or order, as the Investor may designate in writing.

(b)           Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this Debenture and (in the case of loss, theft or destruction) of an indemnity reasonably satisfactory to it, and upon surrender and cancellation of this Debenture, if mutilated, the Company will deliver a new Debenture of like tenor in lieu of this Debenture.  Any Debenture delivered in accordance with the provisions of this Section 8 shall be dated as of the date of this Debenture.

Section 9.   Attorneys’ and Collection Fees.

Should the indebtedness evidenced by this Debenture or any part hereof be collected at law or in equity or in bankruptcy, receivership or other court proceedings, the Company agrees to pay, in addition to the principal and interest due and payable hereon, all costs of collection, including reasonable attorneys’ fees and expenses, incurred by the Investor in collecting or enforcing this Debenture.

Section 10.  Amendments.

This Debenture may not be amended without the express written consent of both the Company and the Investor.

Section 11.  Waivers.

The Company hereby waives presentment, demand for payment, notice of dishonor, notice of protest and all other notices or demands in connection with the delivery, acceptance, performance or default of this Debenture.  No delay by the Investor in exercising any power or right hereunder shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise thereof, or the exercise of any other power or right hereunder or otherwise; and no waiver whatsoever or modification of the terms hereof shall be valid unless set forth in writing by the Investor and then only to the extent set forth therein.

Section 12.  Governing Law.

This Debenture is made and delivered in, and shall be governed by and construed in accordance with the laws of the State of Texas (without giving effect to principles of conflicts of laws of the State of Texas or any other state).  Any action to enforce the terms of this Debenture shall be exclusively brought in the state and/or federal courts in Harris County, Texas.

Section 13.  Successors and Assigns.

 The rights and obligations of the Company and the Investor under this Debenture shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.  Notwithstanding the foregoing, neither this Debenture nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company, without the prior written consent of the Investor

Section 14.  Notices.

All notices, requests, demands and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given to such party at its address or facsimile number set forth below or such other address or facsimile number as such party may hereafter specify by notice to the other parties listed below:

(a)	If to the Company:	NightCulture, Inc. 6400 Richmond Avenue Houston, Texas 77057 Attention: Michael Long Telephone: (832) 535-9070 Facsimile: (281) 605-1333

(b)	If to the Investor:	At the address shown on the signature page

Each such notice, request or other communication shall be effective (i) upon receipt (provided, however, that notices received on a Saturday, Sunday or legal holiday or after 5:00 p.m. on any other day will be deemed to have been received on the next business day), if given by legible facsimile transmission with proof from sender of confirmation of receipt, or (ii) upon receipt if delivered personally or by overnight courier, or (iii) 72 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid.

Section 15.  No Rights of Stockholders.

Except as otherwise provided herein, this Debenture shall not entitle the Investor to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

Section 16.  Registration Rights Agreement.

In conjunction with this Debenture, the Company and the Investor have entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Company has agreed to file, with the Securities and Exchange Commission, a registration statement registering the shares of Common Stock issuable upon exercise of this Debenture.

Section 17.  Entire Agreement.

This Debenture, the Securities Purchase Agreement relating to the offer and sale of the Units, and the Registration Rights Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereto and thereof.

Section 18.  Headings.

The headings used in this Debenture are used for convenience only and are not to be considered in construing or interpreting this Debenture.

IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by its duly authorized officer as of the date indicated below.

NightCulture, Inc.

Date: September 12, 2012	By:	/s/ Michael Long
Michael Long
President

Note No.	2012-
Amount:	$
Investor Name:
Address:

Telephone:
Facsimile:

ANNEX A

CONVERSION NOTICE

(To be Executed by the Registered Holder
in order to Convert the Debenture)

The undersigned hereby irrevocably elects to convert the above Debenture No. 2012-__ into shares of Common Stock, $0.001 par value per share, of NightCulture, Inc. according to the provisions hereof, as of the date written below.

Conversion calculations:	_________________________________________
Date of Conversion Notice

_________________________________________
Principal Amount of Debenture to be Converted

_________________________________________
Accrued Interest to be Converted

_________________________________________
Conversion Price

_________________________________________
Number of Shares to be Issued Upon Conversion

_________________________________________
Signature

_________________________________________
Name

_________________________________________
Address